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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 12, 2003

i-STAT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19841	22-2542664
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

104 WINDSOR CENTER DRIVE, EAST WINDSOR, NJ 08520
(Address of principal executive offices) (Zip code)

(609) 443-9300
(Registrant's telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure

        On December 15, 2003, i-STAT Corporation (the "Company") announced that it entered into an Agreement and Plan of Merger, dated as of December 12, 2003 (the "Merger Agreement"), with Abbott Laboratories, an Illinois corporation ("Parent") and Senator Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (the "Purchaser"). The Merger Agreement provides for the commencement by Purchaser of a tender offer (the "Offer") to purchase (i) all outstanding shares of Company common stock, par value $0.15 per share together with any associated preferred stock or other rights issued under the Rights Agreement (defined below) (the "Common Shares") at a price of $15.35 per share (the "Offer Price"), (ii) all outstanding shares of Company Series D convertible preferred stock, par value $0.10 per share (the "Series D Shares") at an amount per share equal to the Offer Price multiplied by the number of Common Shares into which such Series D shares are convertible as of the final expiration of the Offer (the "Expiration"), without regard to restrictions on beneficial ownership and (iii) all outstanding warrants to purchase Common Shares at a price of $7.35 per Common Share purchasable pursuant to such warrant, in each case net to the seller in cash (such warrants, together with the Common Shares and the Series D Shares, the "Securities").

        The Offer will be conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the Expiration Securities, that, together with any other Common Shares then beneficially owned by Parent or the Purchaser, represent at least a majority in voting power of the total outstanding voting securities of the Company on a fully-diluted basis, and (ii) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated and any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the purchase of all Securities tendered pursuant to the Offer, having been obtained or made prior to the expiration of the Offer.

        Upon completion of the Offer and satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company (the "Merger") and the Company will be the surviving corporation (the "Surviving Corporation"). On the effective date of the Merger (the "Effective Time"), (i) each outstanding Common Share (other than Common Shares that are held by the Company as treasury stock or owned by the Company, any of its subsidiaries, Parent or the Purchaser and other than Common Shares that are held by stockholders, if any, who properly exercise their dissenters' rights under Delaware law), will be converted into the right to receive $15.35 per Common Share in cash, or any higher price per Common Share paid pursuant to the Offer, without interest thereon, and (ii) each Series D Share outstanding immediately prior to the Effective Time (other than Series D Shares that are held by the Company as treasury stock or owned by the Company, any of its subsidiaries, Parent or the Purchaser and other than Series D Shares that are held by stockholders, if any, who properly exercise their dissenters' rights under Delaware law), will be converted into the right to receive, at the option of the holder thereof, the cash amount that would be payable to the holder of such Series D Share pursuant to (i) Section 4(a) of the Certificate of Designation of the Series D Shares upon a Liquidation Event (as defined therein), or (ii) Section 7(c)(vi) of the Certificate of Designation of the Series D Shares.

        The closing of the Merger will occur on the second business day after the date on which the last of the closing conditions to the Merger contained in the Merger Agreement has been satisfied or waived or on such other date as the Company and Parent may agree. The Merger is subject to a number of conditions, and the Merger Agreement may be terminated under certain circumstances, as set forth in the Merger Agreement.

        Certain stockholders of the Company (the "Principal Stockholders") have agreed, pursuant to Tender Agreements, each dated December 12, 2003 (collectively the "Tender Agreements"), between Parent and each of the Principal Stockholders, to tender all of their respective Securities and to vote all of their respective Securities in favor of the Merger and against any alternative acquisition proposal. In addition, the Principal Stockholders have granted Parent a proxy to vote their respective Securities exercisable under certain conditions.

        On December 12, 2003, the Company amended its Stockholder Protection Agreement, dated as of June 26, 1995, between the Company and First Fidelity Bank, National Association (the "Rights Agreement"), to provide that the provisions of the Rights Agreement would not be triggered by the execution and delivery of the Merger Agreement or the Tender Agreements, the consummation of the Offer or the consummation of the Merger (the "Rights Agreement Amendment").

        The description of the Merger Agreement, Tender Agreements and Rights Agreement Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements. Reference is made to the full text of such agreements which are filed as exhibits to this report and are incorporated in this report by this reference. The full text of the joint press release filed as an exhibit to this report is also incorporated in this report by this reference.

        Notice for i-STAT Corporation Stockholders and Interested Parties.    This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of any class of stock of i-STAT Corporation. Following commencement of the tender offer, the Company intends to file a solicitation/recommendation statement on Schedule 14D-9 (the "Schedule 14D-9"). The Company's security holders should read the Schedule 14D-9 when it becomes available as it will contain important information regarding the transaction. Investors will be able to obtain, without charge, a copy of the Schedule 14D-9 and other filed documents relating to this transaction from the Company and through the website of the Securities and Exchange Commission at www.sec.gov.

Item 7.    Exhibits

  2.1
  Agreement and Plan of Merger, dated as of December 12, 2003, by and among Abbott Laboratories, Senator Acquisition Corporation and i-STAT Corporation

  2.2
  Form of Tender Agreement between Parent and each of the Principal Stockholders

  2.3
  Amendment to Stockholder Protection Agreement, dated as of December 12, 2003, between the Company and Wachovia Bank, N.A., successor-in-interest to First Fidelity Bank, N.A.

  99.1
  Joint Press Release issued by Abbott Laboratories and i-STAT Corporation on December 15, 2003

Item 9.    Regulation FD Disclosure

        On December 15, 2003, the Company and Abbott Laboratories issued a joint press release announcing that the Company and Abbott Laboratories signed the Merger Agreement. The Company is furnishing the press release as Exhibit 99.1 to this report.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, i-STAT Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i-STAT CORPORATION
By:	/s/ LORIN J. RANDALL Lorin J. Randall Senior Vice President

Date: December 15, 2003

Exhibit Index

Exhibit Number	Exhibit Title
2.1	Agreement and Plan of Merger, dated as of December 12, 2003, by and among Abbott Laboratories, Senator Acquisition Corporation and i-STAT Corporation
2.2	Form of Tender Agreement between Parent and each of the Principal Stockholders.
2.3	Amendment to Stockholder Protection Agreement, dated as of December 12, 2003, between the Company and Wachovia Bank, N.A., successor-in-interest to First Fidelity Bank, N.A.
99.1	Joint Press Release issued by Abbott Laboratories and i-STAT Corporation on December 15, 2003

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  Item 5. Other Events and Required FD Disclosure
  Item 7. Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURE
Exhibit Index